================================================================================


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 29, 1999
                        (Date of earliest event reported)


                            OnHealth Network Company
             (Exact name of registrant as specified in its charter)


                         Commission file number: 0-22212

             Washington                                 41-1686038
(State of incorporation or organization)     (IRS Employer Identification No.)


             808 Howell Street, Suite 400 Seattle, Washington 98101
                    (Address of principal executive offices)

                                 (206) 583-0100
              (Registrant's telephone number, including area code)
================================================================================

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On November 29, 1999, OnHealth Network Company, a Washington corporation (the "Company"), acquired Health Decisions International, LLC, a Colorado limited liability company ("HDI, LLC"). The acquisition of HDI, LLC was completed through the merger of two wholly owned subsidiaries of the Company with and into Demand Management, Inc., a Colorado corporation ("DMI") and Health Decisions, Inc., a Colorado corporation ("HDI"). DMI and HDI are the sole members of HDI, LLC.

In the two mergers, the Company issued 1,004,227 shares of its common stock, subject to certain contingencies, to Donald M. Vickery, the sole shareholder of HDI and DMI and is obligated to issue or has agreed to pay, subject to certain contingencies, a total consideration of approximately $3,217,000 in shares of common stock of the Company to satisfy existing obligations of HDI, DMI, and HDI, LLC existing as of the closing of the mergers. The acquisition will be accounted for using the purchase method of accounting. Health Decisions International offers software tools and telephone counseling by nurses that guide its six million members through the health information maze to help them make more informed health choices.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

                                    Health Decision International, LLC
                                       Audited Financial Statements:
       Report of Grant Thornton LLP, Independent Certified Public Accountants..................... 3
       Balance Sheets as of December 31, 1998 and December 31, 1997............................... 4
       Statements of Operations for the year ended December 31, 1998 and 1997..................... 5
       Statements of Proprietorship Equity for the years ended December 31 1998 and 1997.......... 6
       Statements of Cash Flows for the years ended December 31, 1998 and 1997.................... 7
       Notes to Financial Statements.............................................................. 8

                                    Health Decision International, LLC
                                      Unaudited Financial Statements:
       Condensed  Balance  Sheets as of and  September 30, 1999 and December 31, 1998............ 10
       Condensed  Statements of Operations for the nine month periods ended
        September 30, 1999 and 1998.............................................................. 11
       Condensed Statements of Cash Flows for the nine month periods ended
        September 30, 1999 and 1998 ............................................................. 12
       Notes to Condensed Financial Statements................................................... 13

         The audited consolidated financial statements for the years ended December 31, 1998 and 1997 and the related notes thereto and the consolidated financial statements for the nine month periods ended September 30, 1999 and 1998 and related notes thereto for HDI and its majority owned subsidiary, HDI, LLC as well as the audited financial statements for the years ended December 31, 1998 and 1997 and the related notes thereto and the financial statements for the nine month periods ended September 30, 1999 and 1998 and related notes thereto for DMI, will be filed on or prior to the 60th day after the date that this initial report on Form 8-K was required to be filed, approximately February 14, 2000.

(b)      Unaudited Pro Forma Financial Information

         The unaudited pro forma condensed financial statements of the Company and related notes to pro forma condensed financial statements will be filed on or prior to the 60th day after the date that this initial report on Form 8-K was required to be filed, approximately February 14, 2000.

                         REPORT OF INDEPENDENT AUDITORS
                          CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
Health Decisions International, LLC

We have audited the accompanying balance sheets of Health Decisions International, LLC as of December 31, 1998 and 1997, and the related statements of operations, members' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Health Decisions International, LLC as of December 31, 1998 and 1997, and the results of its operations and cash flows for the year ended December 31, 1998 for the years then ended, in conformity with generally accepted accounting principles.



\s\ GRANT THORTON LLP


Denver, Colorado
February 11, 1999

                                     HEALTH DECISIONS INTERNATIONAL, LLC

                                                BALANCE SHEETS
                                                 DECEMBER 31,
                                                (In thousands)

                                                                                 1998                1997
                                                                            ----------------    ---------------

                                ASSETS
CURRENT ASSETS
   Cash and cash equivalents (note A7)                                      $         467       $         800
   Accounts receivable                                                                500                 445
   Inventories (note A3)                                                              270                 222
   Prepaid expenses                                                                    88                  98
                                                                            ----------------    ---------------
Total current assets                                                                1,325               1,565

PROPERTY AND EQUIPMENT AT COST (note A4)
   Furniture and fixtures                                                             949                 945
   Computer equipment and software                                                    972                 739
   Leasehold improvements                                                             365                 365
                                                                            ----------------    ---------------
                                                                                    2,286               2,049
      Less accumulated depreciation and amortization                                1,267                 744
                                                                            ----------------    ---------------
                                                                                    1,019               1,305
OTHER ASSETS
      Product rights - net of accumulated amortization of $167,000
       and $117,000, respectively                                                      84                 134
                                                                            ----------------    ---------------
Total assets                                                                $        2,428      $       3,004
                                                                            ================    ===============

              LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
      Note payable (note D)                                                 $                   $
                                                                                        -                 750
      Current maturities of capital lease obligation                                    -                  22
      Accounts payable - trade                                                        104                 115
      Accrued liabilities
          Accrued interest payable                                                      -               1,590
          Accrued compensation                                                        159                 136
          Accrued liabilities                                                         322                 330
      Deferred revenue                                                                499                 405
                                                                            ----------------    ---------------
Total current liabilities                                                           1,084               3,348

LONG-TERM OBLIGATIONS, less current maturities
     Notes payable (note F)                                                             -              12,000
     Commercial line of credit (note F)                                                 -               2,000
     Deferred revenue (note C)                                                          -                 867
                                                                            ----------------    ---------------
                                                                                        -              14,867

COMMITMENTS AND CONTINGENCIES (note G)                                                  -                   -

MEMBERS' EQUITY (DEFICIT)                                                           1,344             (15,211)
                                                                            ----------------    ---------------
                                                                            $       2,428       $       3,004
                                                                            ================    ===============

        The accompanying notes are an integral part of these statements.

                       HEALTH DECISIONS INTERNATIONAL, LLC

                            STATEMENTS OF OPERATIONS
                             YEAR ENDED DECEMBER 31,
                                 (In thousands)



                                                   1998                 1997
                                           -----------------    ----------------

Net revenue                                $         4,478      $        5,671

Cost of revenue                                      3,074               5,774
                                            -----------------    ---------------
         Gross profit (loss)                         1,404                (103)

Operating expenses:
    Sales and marketing                                816               1,078
    General and administrative                       2,840               3,108
    Research and development                           455                 672
                                            -----------------    ---------------
                                                     4,111               4,858
                                            -----------------    ---------------
          Operating loss                            (2,707)             (4,961)

Other income (expense)
     Marketing fee                                     900                  33
     Interest expense                               (1,197)             (1,000)
     Other                                              30                  93
                                            -----------------    ---------------
                                                      (267)               (874)
                                            -----------------    ---------------
NET LOSS                                    $       (2,974)      $      (5,835)
                                            =================    ===============









        The accompanying notes are an integral part of these statements.

                                       HEALTH DECISIONS INTERNATIONAL, LLC

                                     STATEMENTS OF MEMBERS' EQUITY (DEFICIT)
                                      YEARS ENDED DECEMBER 31, 1998 AND 1997
                                                  (In thousands)

                                                                              Accumulated
                                                     Members' Capital           Deficit                Total
                                                     -----------------     ------------------    ------------------


     Balance, December 31, 1996                      $         1,014       $        (10,390)     $         (9,376)
     Net loss                                                      -                 (5,835)               (5,835)
                                                     -----------------     ------------------    ------------------
     Balance at December 31, 1997                              1,014                (16,225)              (15,211)

     Debt converted to equity                                 19,529                      -                19,529
     Net loss                                                      -                 (2,974)               (2,974)
                                                     =================     ==================    ==================
     Balance at December 31, 1998                    $        20,543       $        (19,199)     $          1,344
                                                     =================     ==================    ==================



        The accompanying notes are an integral part of these statements.

                                       HEALTH DECISIONS INTERNATIONAL, LLC

                                             STATEMENTS OF CASH FLOWS
                                             YEAR ENDED DECEMBER 31,
                                                  (In thousands)


                                                                                     1998                1997
                                                                                ---------------    ----------------
Cash flows from operating activities:
     Net loss                                                                   $       (2,974)    $       (5,835)

     Adjustments to reconcile net loss to cash used in
      operating activities:
         Interest converted to equity                                                    1,189                  -
         Depreciation and amortization                                                     573                532
         Changes in assets and liabilities
          (Increase) decrease in accounts receivable                                       (55)                60
          Decrease (increase) in prepaids and other assets                                  10                (19)
          (Increase) decrease in inventory                                                 (48)                55
          (Decrease) in accounts payable                                                   (11)            (1,090)
          Increase in accrued liabilities                                                   15                921
          (Decrease) in deferred revenue                                                  (773)            (1,055)
                                                                                ---------------    ----------------
Net cash used in operating activities                                                   (2,074)            (6,431)

Cash flows from investing activities:
    Acquisition of property and equipment                                                 (237)              (370)
    Decrease in notes receivable                                                             -                122
                                                                                ---------------    ----------------
Net cash used in investing activities                                                     (237)              (248)

Cash flows from financing activities:
    Proceeds from short-term debt                                                            -                750
    Proceeds from long-term debt                                                         2,000              2,000
    Payments on capital lease obligations                                                  (22)               (29)
                                                                                ---------------    ----------------
Net cash provided by financing activities                                                1,978              2,721
                                                                                ---------------    ----------------

Net decrease in cash and cash equivalents                                                 (333)            (3,958)
Cash and cash equivalents at beginning of year                                             800              4,758
                                                                                ===============    ================
Cash and cash equivalents at end of year                                        $          467     $          800
                                                                                ===============    ================

Cash paid during the year for
-----------------------------
    Interest                                                                    $            8     $           10

Non-cash financing activities
-----------------------------
    Conversion of debt to equity                                                $       19,529     $            -


        The accompanying notes are an integral part of these statements.

                       HEALTH DECISIONS INTERNATIONAL, LLC

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

  1.  History and Business Activity
      -----------------------------

  Health Decisions International, LLC develops, provides and supports a broad range of personal health information, referral and nurse counseling services to customers throughout the United States. The five key target audiences for such services in the health care market are consumers, payers, employers, providers and pharmaceutical companies. The Company's focus is on understanding the psycho-social factors that affect healthcare utilization and how this information can be used to direct healthcare consumers to the appropriate  source  of  care.  The key  components  of the  Company's  health information services are (1) recruiting and enrolling candidates, (2) capturing and integrating clinical and demographic information, (3) developing and delivering coordinated consumer interventions, (4) educating and supporting individuals in managing their health from common everyday symptoms to chronic illness, (5) providing valuable outcomes and demographic reporting, and (6) creating a portal through which a customer, member or patient can access a variety of services under a familiar identity.

  The Company was organized and created on January 1, 1995, under the provisions of the Colorado Limited Liability Company Act. At December 31, 1998 and 1997, the Company was owned, 100% and 88%, respectively, by corporations controlled by one individual. At December 31, 1997, an unrelated corporation owned 12% of the Company.

    2.  Revenue Recognition
        -------------------

    Revenue is recognized in the period in which services are performed.

    3.  Inventories
        -----------

  Inventories are stated at the lower of cost or market. Cost is determined principally by the first-in, first-out method as follows:


                                                    1998             1997
                                               -------------    -------------
                  Communication materials       $   150,000     $   118,000
                  Books for resale                  120,000         104,000
                                               =============    =============
                                               $    270,000     $   222,000
                                               =============    =============

                       HEALTH DECISIONS INTERNATIONAL, LLC

                           DECEMBER 31, 1998 AND 1997



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  4.  Depreciation and Amortization
      -----------------------------

  Depreciation and amortization are provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated useful lives. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter. Intangible assets are amortized over their estimated useful lives. The straight-line method of depreciation is followed for substantially all assets for financial reporting purposes as follows:

                                                               Estimated
                                                                 life
                                                            --------------
            Furniture and fixtures                                 5 years
            Computer equipment and software                    3 - 5 years
            Leasehold improvements                           Life of lease
            Intangible assets                                      5 years

  5.  Income Taxes
      ------------

  No income tax provision has been included within the accompanying financial statements as net earnings or losses of the Company are attributed to the members pursuant to the Company's status as a limited liability company.

  6.  Use of Estimates
      ----------------

  In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  7.  Cash Equivalents
      ----------------

  For purposes of the statement of cash flows, the Company considers all highly liquid cash investments with an original maturity of three months or less to be cash equivalents.

  8.  Research and Development
      ------------------------
  Research and development costs are expensed as incurred.

  9.  Reclassifications
      -----------------
  Certain reclassifications have been made to prior year amounts to conform to the 1998 presentation.

                       HEALTH DECISIONS INTERNATIONAL, LLC

                           DECEMBER 31, 1998 AND 1997



NOTE B - SIGNIFICANT EVENT

  On December 18, 1998, an assignment agreement was entered into between a corporation wholly owned by the Company's 88% member and the Company's minority member and note holder. This agreement transferred all Company obligations with the minority member to the majority member's corporation for a price of $2,700,000. Total obligations assigned to the majority member were $19,529,000.

  Upon assignment of these obligations the majority member exercised the right to convert these obligations to members' capital.

NOTE C - MARKETING FEE

  In 1995, the Company received $1,000,000 in relation to a marketing agreement with the Company's minority member and noteholder. In exchange for the fee paid,  the  member  received  exclusive  marketing  rights  for the  Company's products and 10% commissions on all sales generated within a defined territory. This agreement had a thirty-year term and required the Company and the minority member to work together to provide marketing materials and support. The marketing fee was being amortized into income over the thirty-year term. This agreement was cancelled on February 24, 1998 and the remaining unamortized balance of $900,000 was recorded as income in 1998.

  Upon cancellation, the minority member was relieved of several current and future obligations, to the Company including the development and implementation of a marketing plan for their territory and providing employees for these marketing efforts.

NOTE D - NOTE PAYABLE

  At December 31, 1997, the Company owed $750,000 in uncollateralized notes payable to the minority member. $500,000 and $250,000 of the notes payable were due September 4, 1998, and October 10, 1998, respectively. As discussed in note B, these notes were converted to equity on December 18, 1998.

NOTE E - DEFERRED REVENUE

  For certain contracts for services, the Company receives a portion of the service and communication fees in advance. This revenue is deferred and amortized over the period of the contract for which the advance was received.

                       HEALTH DECISIONS INTERNATIONAL, LLC

                           DECEMBER 31, 1998 AND 1997



NOTE F - LONG-TERM OBLIGATIONS

  Notes Payable

  Notes payable consist of the following at December 31:

                                                                  1998              1997
                                                             -----------        ------------
             8-1/2% convertible note to a minority
             members due May 1999,
             uncollateralized                               $        -            1,000,000
             8-1/2% convertible note to a minority
             member, due November 1999,
             uncollateralized                                        -            1,000,000

             8% convertible note to a minority
             member, due February 2001,
             uncollateralized                                        -            5,000,000

             8% convertible note to a minority
             member, due October 2001,
             uncollateralized                                        -            5,000,000
                                                            ------------        ------------
                                                            $        -          $12,000,000
                                                            ============        ============

  As discussed in note B, these notes were converted to equity on December 18, 1998.

  Commercial Line of Credit
  -------------------------

  On December 24, 1997, the Company entered into a commercial line of credit agreement with the minority member, which provided up to $4,000,000 through December 31, 1998 and 1997. Each $1,000,000 drawn was convertible into equity in the Company. The interest rate on any borrowings was 8%. Interest was not due until 2.5 years after the date of borrowing, at which time accrued interest would be treated as additional principal. Interest on existing principal and additional principal was payable quarterly. Principal was payable in a lump sum on the fifth anniversary of the borrowing date.

  During 1998, an additional $2,000,000 was drawn on the line. As discussed in note B, the entire drawn balance was converted to equity on December 18, 1998.

                       HEALTH DECISIONS INTERNATIONAL, LLC

                           DECEMBER 31, 1998 AND 1997


NOTE G - COMMITMENTS AND CONTINGENCIES

  The Company leases office space, computer equipment and office equipment under operating lease arrangements. The office space lease expires in March 1999. Total lease payments were $402,000 and 573,000 for the years ended December 31, 1998 and 1997, respectively.

  The minimum rental commitments under the noncancelable lease agreements are as follows:


              Year ending December 31,
              1999                                             $ 113,000
              2000                                                10,000
                                                               ---------
                                                               $ 123,000
                                                               =========


NOTE H - RELATED PARTY TRANSACTIONS

  The Company signed an agreement with a corporation owned by the majority member whereby the Company purchases books and pays an administration fee of 10% of the cost of all books ordered. The Company incurred approximately $86,000 and $20,000 in total book and administrative fee expenses in 1998 and 1997, respectively. No related amounts were payable to this member at December 31, 1998 and 1997.

  The Company had approximately $676,000 and $53,000 in sales to its former minority member corporation in 1998 and 1997, respectively. No amounts were receivable from this member at December 31, 1998. The amount receivable from this member at December 31, 1997 was $53,000.

  In February 1996, the Company signed an agreement which provides the parent corporation of the minority member a discount of up to $100,000 annually, on the Company's products and services. The discount is applicable for up to fifteen years and shall not result in more than 50% off the yearly cost of products and services provided. No discounts were given under this agreement in 1998. This agreement was terminated in conjunction with the assignment agreement discussed in note B.

NOTE I - MAJOR CUSTOMERS

  The following is a summary of significant customers as a percentage of total sales:

                 Customer                       1998           1997
                 --------                       ----           ----
                    A                            16%            14%
                    B                            13              -
                    C                            12             10
                    D                             8             12
                    E                             -             21
                    F                             -             18

                                     HEALTH DECISIONS INTERNATIONAL, LLC

                                           CONDENSED BALANCE SHEETS
                                                (In thousands)

                                                                            September 30,        December 31,
                                                                                 1999                1998
                                                                           -----------------    ---------------
                                                                              (Unaudited)

                                ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                               $            99      $         467
   Accounts receivable - trade                                                         511                500
   Inventories                                                                         200                270
   Prepaid expenses                                                                    100                 88
                                                                           -----------------    ---------------
Total current assets                                                                   910              1,325

PROPERTY AND EQUIPMENT AT COST
    Furniture and fixtures                                                             949                949
    Computer equipment and software                                                  1,076                972
    Leasehold improvements                                                             365                365
                                                                           -----------------    ---------------
                                                                                     2,390              2,286
      Less accumulated depreciation and amortization                                 1,605              1,267
                                                                           -----------------    ---------------
                                                                                       785              1,019
OTHER ASSETS
      Product rights - net of accumulated amortization
       of $205,000 and $167,000, respectively                                           46                 84
                                                                           -----------------    ---------------
Total assets                                                               $         1,741      $       2,428
                                                                           =================    ===============

                   LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
      Note payable                                                         $           255                  -
      Current maturities of capital lease obligation                                     3                  -
      Accounts payable - trade                                                         233                104
      Accrued liabilities
          Accrued compensation                                                         162                159
          Accrued liabilities                                                          324                322
     Deferred revenue                                                                  628                499
                                                                           -----------------    ---------------
Total current liabilities                                                            1,605              1,084

LONG-TERM OBLIGATIONS, less current maturities
     Capital lease obligation                                                           28                  -
                                                                           -----------------    ---------------
Total liabilities                                                                    1,633              1,084

MEMBERS' EQUITY                                                                        108              1,344
                                                                           -----------------    ---------------
                                                                           $         1,741      $       2,428
                                                                           =================    ===============

        The accompanying notes are an integral part of these statements.

                       HEALTH DECISIONS INTERNATIONAL, LLC

                       CONDENSED STATEMENTS OF OPERATIONS
                                 (In thousands)




                                               Nine Months Ended September 30,
                                           -------------------------------------
                                                  1999               1998
                                           ----------------    -----------------

Net revenue                                $        2,944      $        3,352

Cost of revenue                                     1,815               2,414
                                           ----------------    -----------------
         Gross profit                               1,129                 938

Operating expenses:
    Sales and marketing                               380                 630
    General and administrative                      1,773               2,176
    Research and development                          213                 350
                                           ----------------    -----------------
                                                    2,366               3,156
                                           ----------------    -----------------
          Operating loss                           (1,237)             (2,218)

Other income/(expense)
     Interest income/(expense)                          2                (947)
                                           ----------------    -----------------
NET LOSS                                   $       (1,235)     $       (3,165)
                                           ================    =================



        The accompanying notes are an integral part of these statements.

                                     HEALTH DECISIONS INTERNATIONAL, INC.

                                      CONDENSED STATEMENTS OF CASH FLOWS
                                                (In thousands)

                                                                           Nine Months Ended September 30,
                                                                        ---------------------------------------
                                                                              1999                  1998
                                                                        ------------------   ------------------

Cash flows from operating activities:
     Net loss                                                           $       (1,236)      $       (3,165)
     Adjustments to reconcile net loss to cash used
      in operating activities:
         Depreciation and amortization                                             376                  429
         Changes in assets and liabilities
           (Increase) decrease in accounts receivable                              (11)                (184)
           Decrease (increase) in prepaids and other
            current assets                                                         (12)                  (2)
           (Increase) decrease in inventory                                         70                  (66)
           (Decrease) in accounts payable                                          129                  (31)
           Increase in accrued liabilities                                           5                1,017
           Increase (decrease) in deferred revenue                                 129                  119
                                                                        ------------------   ------------------
Net cash used in operating activities                                             (550)              (1,883)



Cash flows from investing activities:
    Acquisition of property and equipment                                          (65)                (224)
                                                                        ------------------   ------------------
Net cash used in investing activities                                              (65)                (224)

Cash flows from financing activities:
    Proceeds from short-term debt                                                  255                    -
    Proceeds from line of credit                                                     -                2,000
    Payments on capital lease obligations                                           (8)                 (22)
                                                                        ------------------   ------------------
Net cash provided by financing activities                                          247                1,978
                                                                        ------------------   ------------------

Net decrease in cash and cash equivalents                                         (368)                (129)
Cash and cash equivalents at beginning of period                                   467                  800
                                                                        ==================   ==================
Cash and cash equivalents at end of period                              $           99       $          671
                                                                        ==================   ==================

Cash paid during the year for:
------------------------------
    Interest                                                            $            2       $            6

Non-cash financing activities:
------------------------------
    Acquisition of assets through capital lease                         $           39       $            -




        The accompanying notes are an integral part of these statements.

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                       HEALTH DECISIONS INTERNATIONAL, LLC

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999


1.  BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. For further information, refer to the financial statements for the years ended December 31, 1998 and 1997 and notes thereto included herein.

RECLASSIFICATIONS
Certain reclassifications have been made to prior year amounts to conform to the 1999 presentation.

2.  NOTES PAYABLE

At September 30, 1999, the Company owed $255,000 in collateralized notes payable to a 100% member. The notes have due dates which vary from 6/99 through 10/99.

3.  CAPITAL LEASE

During February 1999, the Company signed a 36-month $38,000 capital lease for computer equipment containing a bargain purchase option at the end of the lease.

4.  SUBSEQUENT EVENTS

On November 29, 1999, the Company entered into an Agreement and Plan of Reorganization (the Reorganization Agreement) with OnHealth Network Company (acquiring company). Under the terms of the Reorganization Agreement, OnHealth will acquire all of the outstanding shares of capital stock of the Company's two members in exchange for approximately 1,004,227 shares of its common stock, subject to certain contingencies, and OnHealth is obligated to issue or has agreed to pay, subject to certain contingencies, a total consideration of approximately $3,217,000 in shares of OnHealth common stock to satisfy existing obligations of the Company and its members existing as of the closing of the mergers.

Subsequent to September 30, 1999, all of the $255,000 of notes payable outstanding at September 30, 1999 were repaid. The Company signed additional unsecured notes totaling $150,000, payable to a 100% member, $100,000 of which have been repaid.

          (c) Exhibits

The following exhibits are filed herewith:

         2.1 Agreement and Plan of Reorganization among OnHealth Network Company, Demand Management, Inc., DMISub, Inc., Health Decisions, Inc., HDISub, Inc., Health Decisions International, LLC and Donald M. Vickery, the sole shareholder of HDI and DMI dated as of November 19, 1999.*


         99.1     Press release of the Registrant.

-------
* Confidential treatment requested for portions of this agreement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      OnHealth Network Company

Date: December 13, 1999                               By: \s\ RON STEVENS
                                                         -----------------------
                                                         Ron Stevens
                                                         Chief Financial Officer

18
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